Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and consolidated financial statement schedule of Sears Holdings Corporation and subsidiaries and the effectiveness of Sears Holdings Corporation and subsidiaries' internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the spin-off of Orchard Supply Hardware Stores Corporation) dated March 19, 2013, appearing in the Annual Report on Form 10-K of Sears Holdings Corporation and subsidiaries for the year ended February 2, 2013; our report dated June 26, 2013 appearing in the Annual Report on Form 11-K of the Sears Holdings Savings Plan for the fiscal year ended December 31, 2012; and our report dated June 26, 2013 appearing in the Annual Report on Form 11-K of the Sears Holdings Puerto Rico Savings Plan for the fiscal year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Chicago, Illinois
September 11, 2013